SCHEDULE 14A INFORMATION
PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
SECURITIES EXCHANGE ACT OF 1934
(AMENDMENT NO.___)
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☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to §240.14a-12
MINDSPEED TECHNOLOGIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Mindspeed Technologies, Inc. (the “Company”) confirmed that: (i) out of the additional 2,815,000 shares of the Company’s common stock (the “Increased Amount”) that the Company’s stockholders are being asked to approve pursuant to proposal 3 set forth in the Company’s proxy statement for the 2009 annual meeting of stockholders as an increase to the amount of shares reserved for issuance under the Mindspeed Technologies, Inc. 2003 Long-Term Incentives Plan (the “Plan”), if the Company’s stockholders approve the Increased Amount, the Company’s Board of Directors will not grant equity awards under the Plan that, in the aggregate, exceed 50% of the Increased Amount (which equals 1,407,500 shares) during the one year period following the Company’s 2009 annual meeting of stockholders; and (ii) if the Company’s stockholders approve the Increased Amount, the Company will not seek stockholder approval of any additional shares reserved for issuance under the Plan until at least its 2011 annual meeting of stockholders.